UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: February 13, 2006
Date of earliest event reported: November 30, 2005
AMERICAN PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8137	59-6490478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
3770 Howard Hughes Parkway
Suite 300, Las Vegas, Nevada 89109
(Address of principal executive offices) (zip code)
(702) 735-2200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-23
EX-99.1
EX-99.2
EX-99.3

Explanatory Paragraph
This Amendment No. 1 to American Pacific Corporation’s (the “Company” or “AMPAC”) Current Report on Form 8-K is filed to update Item 2.01 “Completion of Acquisition or Disposition of Assets” and Item 9.01 “Financial Statements and Exhibits” to include the required historical financial statements of Aerojet Fine Chemicals LLC, and Pro Forma Financial Statements.
Text, that is not affected by this Amendment No. 1, that was previously included under Item 1.01 “Entry into a Material Definitive Agreement”, Item 2.03 “Creating of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant”, and Item 7.01 “Regulation FD Disclosures”, has been omitted.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On November 30, 2005, the Company completed the previously announced purchase of the Aerojet Fine Chemicals fine chemicals business (the “Business”) of GenCorp Inc., an Ohio corporation (“GenCorp”) through the purchase of substantially all of the assets of the Aerojet Fine Chemicals LLC, a Delaware limited liability company (“Seller”) and the assumption of certain liabilities of the Business. Pursuant to the Purchase Agreement, dated as of July 12, 2005 (the “Purchase Agreement”), by and among American Pacific Corporation, Aerojet Fine Chemicals LLC, and Aerojet-General Corporation, an Ohio corporation (“Aerojet”), as amended by the First Amendment to Purchase Agreement, dated November 30, 2005 (the “First Amendment”), by and among AMPAC, Seller and Aerojet, AMPAC acquired substantially all of the assets of the Business and assumed certain liabilities related thereto. The First Amendment is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference. The Purchase Agreement was filed as an exhibit to our Current Report on Form 8-K, filed on July 18, 2005.
On October 22, 2005, AMPAC assigned all of its rights, benefits, privileges, obligations and liabilities under the Purchase Agreement, to Ampac Fine Chemicals LLC, a wholly-owned California limited liability company subsidiary of AMPAC (“AMPAC AFC”). On November 30, 2005, this assignment was amended and restated to clarify that the obligations and liabilities under the Purchase Agreement, as amended, are assigned to AMPAC AFC. This assignment does not relieve the Company of any of its obligations, representations, warranties, indemnities or covenants under the Purchase Agreement, as amended. In addition, on November 30, 2005, the Company provided to Aerojet and Seller an unconditional, absolute and irrevocable guarantee of the obligations of AMPAC AFC under the Purchase Agreement, as amended, Ground Lease (as defined below) and Warehouse Lease (as defined below).
The purchase price for the Business was $114.0 million plus a contingent payment of up to $5.0 million and the assumption by AMPAC AFC of certain liabilities. Of this purchase price, $88.5 million was paid in cash at closing and $25.5 million was an unsecured subordinated seller note issued at closing. Interest on such note will accrue on a payment-in-kind basis. The contingent payment of up to $5.0 million will be based on the Business achieving specified earning targets in the twelve month period ending September 30, 2006 (the “Contingent Payment”). Additionally, if the Business fails to achieve specified earnings targets for the three-month period between October 1, 2005 and December 31, 2005, then Seller shall pay AMPAC AFC an amount equal to four times the difference between the specified earnings target for this period and the actual results achieved, up to a maximum of $1.0 million (“Interim Adjustment”). However, if the Business achieves the specified earning targets for the full twelve month period ending September 30, 2006, and Seller is entitled to the full Contingent Payment of $5.0 million, then AMPAC AFC shall return the Interim Adjustment upon payment of the Contingent Payment. In addition, AMPAC paid Seller approximately $17.4 million, subject to adjustments, as compensation for the capital investment that Seller incurred in excess of the $19.0 million threshold set forth in the Purchase Agreement, as amended. Furthermore, AMPAC paid Seller approximately $2.4 million, subject to adjustments, for net working capital received in excess of $10.0 million pursuant to the working capital adjustment set forth in the First Amendment. Net proceeds of approximately $83.3 million from the Credit

Facilities and $29.7 million of the Company’s cash on hand were used to finance all payments at closing.
Subsequent to the closing date, the Company reviewed the closing balance sheet for the Business and determined that the net working capital and capital investment payments should be reduced by $3.6 million. In addition, the Business did not meet the specified earnings target for the Interim Adjustment of $1.0 million. The aggregate balance due to the Company of $4.6 million is subject to review procedures by the Seller.
As part of the transactions contemplated by the Purchase Agreement, as amended, AMPAC AFC entered into a ground lease (the “Ground Lease”) with Aerojet for approximately 240 acres of land underlying the facilities of the Business. The approximately 240-acre leased land is located within a substantially larger tract of land owned by Aerojet and the Ground Lease grants AMPAC AFC access rights and other property rights to the leased land. The initial term of the Ground Lease is 30 years, and AMPAC AFC has an option to renew for a second 30-year term. The annual rent AMPAC AFC shall pay to Aerojet is $5,000 per annum for the first 5 years and no rent shall be due for the remainder of the term of the lease, including the second 30-year term. The Ground Lease contains an option in favor of AMPAC AFC to purchase the fee interest of the leased land, as well as any buildings or improvements on the site that AMPAC AFC does not at that time own, for an exercise price of $1,000. A condition precedent to the exercise of such option to purchase is that the leased land be de-listed by the U.S. Environmental Protection Agency as a Superfund site and that AMPAC AFC satisfy other payment obligations under the Purchase Agreement, as amended.
AMPAC is a supplier of perchlorate, an oxidant that is a key ingredient in solid rocket fuel, to Aerojet, which is a subsidiary of GenCorp. AMPAC also acquired the former Atlantic Research Corporation in-space propulsion business from Aerojet on October 1, 2004, as disclosed on the Current Report on Form 8-K, filed October 4, 2004. AMPAC and GenCorp conducted arms-length negotiations for six months to determine the amount of the consideration for the purchase of the Business. Other than as set forth above, there are no material relationships between AMPAC, GenCorp, Aerojet, Seller, or any of their affiliates, directors or officers, other than the transactions contemplated under the Purchase Agreement, as amended.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of business acquired.
     The following financial statements of Aerojet Fine Chemicals LLC are included as Exhibit 99.1:
•	Audited balance sheets as of November 30, 2004 and 2003, and the related statements of operations and accumulated deficit and cash flows for each of the three years ended November 30, 2004.
     The following financial statements of Aerojet Fine Chemicals LLC are included as Exhibit 99.2:
•	Unaudited balance sheets as of August 31, 2005, and the related statements of operations and cash flows for nine month periods ended August 31, 2005 and 2004.
(b) Pro forma financial information
     The following unaudited pro forma combined financial statements of the Company are included as Exhibit 99.3:
•	Unaudited pro forma combined balance sheet as of September 30, 2005.

•	Unaudited pro forma combined statement of operations for the year ended September 30, 2005.

(c) Exhibits

2.1	Purchase Agreement, dated as of July 12, 2005, by and among Aerojet Fine Chemicals LLC, Aerojet-General Corporation and American Pacific Corporation (incorporated by reference to Exhibit 2.1 in the Company’s Current Report on Form 8-K dated July 18, 2005)

2.2	First Amendment to Purchase Agreement, dated November 30, 2005, by and among American Pacific Corporation, Aerojet Fine Chemicals LLC and Aerojet-General Corporation (incorporated by reference to Exhibit 2.2 in the Company’s Current Report on Form 8-K dated November 30, 2005).

2.3	Assignment and Assumption Agreement, dated October 22, 2005, by and between American Pacific Corporation and Ampac Fine Chemicals LLC (incorporated by reference to Exhibit 2.3 in the Company’s Current Report on Form 8-K dated November 30, 2005).

2.4	Amended and Restated Assignment and Assumption Agreement, dated November 30, 2005, by and between American Pacific Corporation and Ampac Fine Chemicals LLC (incorporated by reference to Exhibit 2.4 in the Company’s Current Report on Form 8-K dated November 30, 2005).

2.5	Unconditional Guaranty of Payment and Performance, dated November 30, 2005, for the benefit of Aerojet-General Corporation and Aerojet Fine Chemicals LLC (incorporated by reference to Exhibit 2.5 in the Company’s Current Report on Form 8-K dated November 30, 2005).

10.4	American Pacific Corporation Subordinated Promissory Note, dated November 30, 2005, in the principal amount of $25,500,000 (incorporated by reference to Exhibit 10.4 in the Company’s Current Report on Form 8-K dated November 30, 2005).

10.5	Ground Lease, dated November 30, 2005, by and between Aerojet-General Corporation and Ampac Fine Chemicals LLC (incorporated by reference to Exhibit 10.5 in the Company’s Current Report on Form 8-K dated November 30, 2005).

23*	Consent of Independent Registered Public Accounting Firm.

99.1*	Audited historical financial statements of Aerojet Fine Chemicals LLC as of November 30, 2004 and 2003 and for the years then ended and for the year ended November 30, 2002.

99.2*	Unaudited historical financial statements of Aerojet Fine Chemicals LLC as of August 31, 2005 and for the nine months ended August 31, 2005 and 2004.

99.3*	Unaudited pro forma combined financial statements of the Company as of September 30, 2005 and for the year then ended.

*	Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 13, 2006

AMERCIAN PACIFIC CORPORATION

By:	/s/ Seth Van Voorhees

	Name:	Seth Van Voorhees
	Title:	Vice President, Chief Financial Officer and Treasurer